Exhibit 32
Section 1350 Certifications
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Trane Technologies plc (the Company), does hereby certify that to our knowledge:
The Quarterly Report on Form 10-Q for the three and six months ended June 30, 2022 (the Form 10-Q) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DAVID S. REGNERY
David S. Regnery
Principal Executive Officer
August 3, 2022

/s/ CHRISTOPHER J. KUEHN
Christopher J. Kuehn
Principal Financial Officer
August 3, 2022